UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 5, 2016

MTS SYSTEMS CORPORATION

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

MINNESOTA	0-02382	41-0908057
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

14000 TECHNOLOGY DRIVE

EDEN PRAIRIE, MN 55344

(ADDRESS OF PRINCIPAL
EXECUTIVE OFFICES,
INCLUDING ZIP CODE)

(952) 937-4000
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

N/A

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

On April 5, 2016, MTS Systems Corporation (the “Company”) and Nickel Merger Sub Inc., a newly formed wholly-owned subsidiary of the Company (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Merger Sub, PCB Group, Inc. (“PCB”), and David T. Hore, John A. Lally and David M. Lally as representatives of the shareholders of PCB (collectively, the “Shareholder Representative Group”).  The Merger Agreement provides for the merger of Merger Sub with and into PCB (the “Merger”), with PCB surviving the Merger as a wholly-owned subsidiary of the Company.  PCB, headquartered in Depew, New York, was founded in 1967 as a manufacturer of piezoelectric quartz sensors, accelerometers, and associated electronics for the measurement of dynamic pressure, force, and vibration.

The Company will pay aggregate consideration of $580 million for the Merger at closing, subject to certain adjustments for cash, indebtedness, transaction costs and the level of net working capital at closing (collectively, the “Merger Consideration”).  The Company intends to finance the Merger with a combination of equity and new debt financing. The Company has received a customary commitment for new debt financing from JPMorgan Chase Bank, N.A. in support of the Merger.

Concurrently with the execution of the Merger Agreement, the Company deposited $43.5 million of the Merger Consideration in an escrow account with SunTrust Bank in order to secure the termination fee that may become payable by the Company to PCB under specified circumstances set forth in the Merger Agreement.

The Merger Agreement contains customary representations, warranties and covenants of the parties.  The Merger is expected to close during the Company’s fourth fiscal quarter ending October 1, 2016, subject to satisfaction of certain closing conditions, including, among others, applicable competition approvals.  The Merger is not subject to approval by the Company’s shareholders.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and incorporated by reference in this Current Report on Form 8-K.

The description of the Merger Agreement has been included to provide information regarding its terms. It is not intended to provide any other factual information about the Company, PCB or any of their respective subsidiaries or affiliates. In particular, investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, PCB or any of their respective subsidiaries or affiliates.

This Current Report on Form 8-K contains forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements. These forward-looking statements cover, among other things, the future prospects of the Company and the timing for closing the Merger. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated, including the following: (1) the Merger may not be completed, or completed within the expected timeframe; (2) costs relating to the Merger (including in respect of the financing of the Merger) may be greater than expected; (3) the possibility that a governmental entity may prohibit, delay or refuse to grant a necessary regulatory approval in connection with the Merger; and (4) other factors identified under “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended October 3, 2015, and updated in the Company’s subsequent reports filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update them in light of new information or future events.

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Following the closing of the Merger, John V. Emholz, Senior Vice President, Sensors, will be transitioning out of the Company.

Item 7.01.                                        Regulation FD Disclosure.

On April 6, 2016, the Company issued a press release announcing the Merger Agreement. This press release is attached as Exhibit 99.1 hereto. The information contained in Exhibit 99.1 is being furnished pursuant to Item 7.01 of this Current Report on Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under Section 18 of the Exchange Act. Furthermore, the information contained in Exhibit 99.1 shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits.

2.1                               Agreement and Plan of Merger, dated April 5, 2016, by and among MTS Systems Corporation, Nickel Merger Sub Inc., PCB Group, Inc., and David T. Hore, John A. Lally and David M. Lally as the Shareholder Representative Group thereto (excluding schedules and exhibits, which the registrant agrees to furnish supplementally to the Securities and Exchange Commission upon request).

99.1                        Press Release dated April 6, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MTS SYSTEMS CORPORATION
(Registrant)

Date: April 6, 2016	By:	/s/ Jeffrey P. Oldenkamp
Jeffrey P. Oldenkamp
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Number	Description	Method of Filing
2.1

Agreement and Plan of Merger, dated April 5, 2016, by and among MTS Systems Corporation, Nickel Merger Sub Inc., PCB Group, Inc., and David T. Hore, John A. Lally and David M. Lally as the Shareholder Representative Group thereto (excluding schedules and exhibits, which the registrant agrees to furnish supplementally to the Securities and Exchange Commission upon request).

Filed Electronically

99.1	Press Release dated April 6, 2016.	Furnished Electronically